POWER OF ATTORNEY



                  The undersigned hereby appoints IRVING NEEDLEMAN and EDWARD B. WINSLOW, and each of them acting singly, my Attorneys-in-Fact to sign, in my name and on my behalf, Reports on Securities and Exchange Commission Forms 4 and 5 relating to the acquisition and disposition of shares of the Common Stock of AMREP Corporation, and any rights thereto, and to cause the same to be filed in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder.

                  This Power of Attorney shall remain in effect until the undersigned is no longer required to file such Reports, unless earlier revoked in writing.

        10/03/02                                      /s/ E B Cloues, II
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Date                                               Signature

                                                     Edward B. Cloues, II
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                                                   Type or Print Name